UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2025

CRONA CORP.
(Exact name of registrant as specified in its charter)

Wyoming	333-216180	35-2574778
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

422 Richards Street, Unit 170

Vancouver, BC V6B 2Z4

Tel:  (888) 998-1888

(Address and telephone number of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CCCP	none

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02. Unregistered Sale of Equity Securities

On July 27, 2025, Crona Corp., a Wyoming Corporation (the “Company”) agreed to issue 5,000,000 shares of unregistered restricted Series B Preferred stock, par value $0.00001, to its executive officers and directors of the Company, in order to compensate them for work previously provided to the Company as well as to incentivize them to continue their efforts for the Company going forward.

The issuance of the shares set forth herein was made in reliance on the exemption provided by Section 4(a)(2) of the Securities Act for the offer and sale of securities not involving any public offering. The Company’s reliance upon Section 4(a)(2) of the Securities Act in issuing the shares was based upon the following factors: (a) the issuance of the shares were in isolated private transactions by us which did not involve a public offering; (b) the number of investors; (c) there were no subsequent or contemporaneous public offerings of the shares by the Company; (d) the shares were not broken down into smaller denominations; (e) the negotiations for the issuance of the shares took place directly between the individual investors and the Company; and (f) the number of non-accredited investors.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Crona Corp.

Date: July 27, 2025	By:	/s/ Cheung Lam Hung
Cheung Lam Hung
President & CEO

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